Exhibit 99.1

Repare Therapeutics Announces Leadership Transitions

Steve Forte, Executive Vice President and Chief Financial Officer, appointed as President, Chief Executive Officer and Director

Lloyd M. Segal has resigned as President, Chief Executive Officer and Director to pursue other opportunities

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE)—March 31, 2025— Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today announced that Steve Forte, Executive Vice President and Chief Financial Officer, has been appointed as President and Chief Executive Officer and to the Board of Directors effective April 11, 2025. He will serve in this new role in addition to his current role as the Company’s Chief Financial Officer. Lloyd M. Segal has resigned as President, Chief Executive Officer and as a member of the Board of Directors effective April 11, 2025, in order to pursue other opportunities. Additionally, Sandra Alves, Vice President and Corporate Controller, has been promoted to Chief Accounting Officer.

Steve Forte brings more than 20 years of finance and biotech leadership experience to the CEO role. Mr. Forte joined Repare Therapeutics in 2019 as Executive Vice President and Chief Financial Officer. He played a critical role in Repare’s successful initial public and secondary offerings, and has a deep knowledge of the Company’s core business and operations. Prior to joining Repare, Mr. Forte served as Chief Financial Officer of Clementia Pharmaceuticals, a leading innovator in treatments for rare diseases, during which Clementia was acquired by Ipsen S.A. for $1.3 billion.

“Steve has been integral to all aspects of Repare’s strategy, business development, financings and operations since assuming the role of Chief Financial Officer in 2019, and has fostered strong relationships across our industry and with the Repare Therapeutics team,” said Thomas Civik, Chairman of the Board of Directors. “We are confident in Steve’s ability to create value for shareholders and continue to deliver on key data catalysts in 2025.”

Mr. Civik continued, “We thank Lloyd for over eight years of leadership and impact at Repare, starting as a co-founder in 2016, guiding the company through its IPO, building a world-class team and developing innovative clinical programs. Lloyd recently led the Company through a restructuring to position Repare most effectively to meet the important new challenges ahead. We wish him all the best in his future endeavors.”

Following its recent re-alignment of resources and re-prioritization of its clinical portfolio, Repare is focused on the advancement of three ongoing Phase 1 clinical trials. Repare expects to complete enrollment of the MYTHIC trial evaluating lunresertib (RP-6306) in combination with Debio 0123 (WEE1 Inhibitor) in Q2 2025. Topline safety, tolerability and early efficacy data from the Phase 1 POLAR clinical trial of RP-3467 is expected in Q3 2025. Initial topline safety, tolerability and early efficacy data from the Phase 1 LIONS clinical trial of RP-1664 and in combination with olaparib is expected in Q4 2025. The Company is also exploring strategic alternatives and partnerships across its portfolio, including for lunresertib and camonsertib.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s clinical-stage pipeline includes RP-1664, a Phase 1 PLK4 inhibitor; RP-3467, a Phase 1 Polq ATPase inhibitor; and lunresertib, a PKMYT1 inhibitor. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s ability to create value for shareholders and to deliver on key data catalysts in 2025; the Company’s plans for exploring strategic alternatives and partnerships across the clinical portfolio; the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of the Company’s product candidates including the advancement of its three ongoing Phase 1 clinical trials.. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, fluctuations in inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at
https://www.linkedin.com/company/repare-therapeutics/.

Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investors@reparerx.com

Source: Repare Therapeutics Inc.